Exhibit 10.2

FIRST AMENDMENT TO TERM LOAN AGREEMENT

FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of October 11, 2012 by and among HIGHWOODS PROPERTIES, INC., HIGHWOODS SERVICES, INC. and HIGHWOODS REALTY LIMITED PARTNERSHIP (each, a “Borrower,” together, the “Borrowers”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of January 11, 2012 (as in effect immediately prior to the date hereof, the “Term Loan Agreement”); and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to amend certain provisions of the Term Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Term Loan Agreement. The parties hereto agree that the Term Loan Agreement is amended by restating the definitions of “Acquired Properties” and “Annualized Adjusted NOI” in Section 1.01 thereof as follows:

“Acquired Properties” means, at any time, all Properties acquired by the Subject Parties within the previous twelve (12) calendar months from any third party entity through an arms-length transaction.

“Annualized Adjusted NOI” means (a) for each Property owned for twenty-four (24) months or more, Adjusted NOI for such Property for the immediately preceding twelve (12) month period; and (b) for each Property owned for a period of less than twenty-four (24) months and for each Property formerly qualifying as a Non-Income Producing Property (other than an Acquired Property) that has been an Income-Producing Property for less than twelve (12) months, Adjusted NOI for such Property calculated by annualizing from the date such Property became an Income-Producing Property to date Adjusted NOI for such Property and adjusting (through appropriate pro-rating, removal or other correction) for all annual or one-time lump sum payments or expenses with respect to the Property or for any extraordinary income or expense items with respect to such Property; provided, that all amounts included in the above calculations with respect to Properties owned by Unconsolidated Affiliates (and not otherwise adjusted for interests in Unconsolidated Affiliates) shall be adjusted to include only that portion of such amounts attributable to Unconsolidated Affiliate Interests.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

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(a)    A counterpart of this Amendment duly executed by each of the Borrowers, the Administrative Agent and each of the Lenders;

(b)    A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)    A certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party certifying that, since the Closing Date, there have been no changes to (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument of such Loan Party; and

(d)    Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. Each of the Borrowers represent and warrant to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Borrowers has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrowers and each of this Amendment and the Term Loan Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)    Compliance with Laws, etc. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of this Amendment and the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the Borrower's articles of incorporation or by‑laws or any indenture, agreement or other instrument to which the Borrowers are a party or by which the Borrowers or any of their respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrowers other than Permitted Liens. The Borrowers and each of the Borrowers' Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

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Section 4. Reaffirmation of Representations by each of the Borrowers. Each Borrower hereby repeats and reaffirms all representations and warranties made by such Borrower to the Administrative Agent and the Lenders in the Term Loan Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References. Each reference to the Term Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Term Loan Agreement as amended by this Amendment.

Section 6. Obligations. Each Borrower confirms that all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, are “Obligations” under and as defined in the Term Loan Agreement; provided, however, that obligations in respect of any Swap Contract between any Loan Party and any Lender or any Affiliate of a Lender are not “Obligations” as defined in the Term Loan Agreement.

Section 7. Costs and Expenses. The Borrowers shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys' fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Term Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Term Loan Agreement.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Term Loan Agreement to be executed as of the date first above written.

THE BORROWERS:

HIGHWOODS REALTY LIMITED PARTNERSHIP
By:    Highwoods Properties, Inc.
HIGHWOODS PROPERTIES, INC.
HIGHWOODS SERVICES, INC.

By:    /s/ Jeffrey D. Miller
Name:    Jeffrey D. Miller
Title:    Vice President, General Counsel and Secretary

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

THE ADMINISTRATIVE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and individually in its capacity as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

REGIONS BANK, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

UNION BANK, N.A., as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

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